                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_]CONFIDENTIAL, FOR USE OF THE
Check the appropriate box:                   COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 JACLYN, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

  (5) Total fee paid:

    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    ------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------

  (3) Filing Party:

    ------------------------------------------------------------------------


  (4) Date Filed:

    ------------------------------------------------------------------------

                                 JACLYN, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders Of
 JACLYN, INC.

  PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of JACLYN, INC. (the "Company") will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Wednesday, December 3, 1997, at 9:30 o'clock a.m., prevailing local time, for the following purposes:

    1. To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

    2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 1998; and

    3. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

  Only stockholders of record at the close of business on October 23, 1997 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

  Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                     By Order of the Board of Directors

                                            Jaclyn Hartstein
                                                Secretary

October 31, 1997

  THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                 JACLYN, INC.
                                635 59TH STREET
                        WEST NEW YORK, NEW JERSEY 07093

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being furnished to stockholders on or about October 31, 1997 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on December 3, 1997 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

  Only stockholders of record at the close of business on October 23, 1997 will be entitled to notice of and to vote at the Annual Meeting. On October 23, 1997, there were outstanding 2,691,405 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

  The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1998.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

  The following table sets forth information at October 23, 1997 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only class of voting securities:

                                                      AMOUNT AND
                                                      NATURE OF
     NAME AND ADDRESS                                 BENEFICIAL      PERCENT OF
     OF BENEFICIAL OWNER                              OWNERSHIP*        CLASS
     -------------------                         -------------------- ----------
     Allan Ginsburg............................. 217,347 (1)(2)(3)(4)    8.0%
      635 59th Street
      West New York, New Jersey 07093
     Robert Chestnov............................ 193,742 (1)(2)(3)(5)    7.1%
      635 59th Street
      West New York, New Jersey 07093

                                                     AMOUNT AND
                                                     NATURE OF
     NAME AND ADDRESS                                BENEFICIAL      PERCENT OF
     OF BENEFICIAL OWNER                             OWNERSHIP*        CLASS
     -------------------                        -------------------- ----------
     Howard Ginsburg........................... 186,908 (1)(2)(3)(6)    6.8%
      635 59th Street
      West New York, New Jersey 07093
     Bonnie Sue Levy........................... 221,002 (1)(7)          8.2%
      635 59th Street
      West New York, New Jersey 07093
     Jaclyn, Inc. Employee Stock............... 172,703                 6.4%
      Ownership Plan
      c/o Jaclyn, Inc.
      635 59th Street
      West New York, New Jersey 07093
     Dimensional Fund Advisors................. 174,397 (8)             6.5%
      1299 Ocean Avenue
      Santa Monica, California 90401

--------

* Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 23, 1997, 1,027,039 shares of Common Stock (38.2%) were subject to such stockholders agreement.

(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.

(3) Except as described in footnotes (4), (5) and (6) to this table with respect to Messrs. Allan Ginsburg, Robert Chestnov and Howard Ginsburg, respectively, excludes 154,461 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 154,461 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 9.2% of the Company's Common Stock; Allan Ginsburg, 13.6%; Robert Chestnov, 12.7%; and Howard Ginsburg, 12.5%. Each disclaims beneficial ownership of such shares.

(4) Includes 39,692 shares of Common Stock which Allan Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 21,984 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 10,609 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 9,485 shares allocated to Mr. Ginsburg's account under the ESOP.

(5) Includes 41,161 shares of Common Stock which Robert Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 30,800 shares held of record by Mr. Chestnov as trustee of two trusts with respect to which he shares voting power and has sole investment power, 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as trustee, co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 9,485 shares allocated to Mr. Chestnov's account under the ESOP.

(6) Includes 39,692 shares of Common Stock which Howard Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Mr. Howard Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 9,485 shares allocated to Mr. Ginsburg's account under the ESOP.

(7) Includes 12,500 shares of Common Stock which Mrs. Levy has the right to acquire pursuant to presently exercisable stock options and 4,698 shares allocated to Mrs. Levy's account under the ESOP.

(8) Pursuant to a Schedule 13G, as amended, filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that all shares listed in the immediately preceding table opposite its name are owned by advisory clients of DFA, no one of which, to DFA's knowledge, owns more than 5% of the Company's Common Stock. DFA has indicated that it has sole dispositive power with respect to all such shares of Common Stock, that it has sole voting power with respect to 123,070 of such shares and that certain of its officers, who also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940, in their capacities as officers of the Fund and the Trust, vote 23,427 additional shares of Common Stock which are owned by the Fund and 27,900 shares of Common Stock which are owned by the Trust.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information at October 23, 1997 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below and (c) all directors and executive officers of the Company as a group (9 persons):

                                                          AMOUNT AND
                                                           NATURE OF    PERCENT
                                                          BENEFICIAL      OF
NAME OF BENEFICIAL OWNER                                 OWNERSHIP (1)   CLASS
------------------------                                 -------------  -------
Abe Ginsburg............................................     93,213(2)    3.5%
Allan Ginsburg..........................................    217,347(3)    8.0%
Robert Chestnov.........................................    193,742(4)    7.1%
Howard Ginsburg.........................................    186,908(5)    6.8%
Martin Brody............................................      2,387(6)      *
Richard Chestnov........................................     48,273(7)    1.8%
Albert Safer............................................      2,000(8)      *
Anthony Christon........................................     33,475(9)    1.2%
Bonnie Sue Levy.........................................    221,002(10)   8.2%
All directors and executive officers as a group (9
 persons)...............................................    899,462(11)  31.4%

--------
* Less than one (1%) percent.

 (1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.

 (2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 56,749 shares of Common Stock and 2,581 shares of Common Stock, respectively, owned by two charitable foundations in which Abe Ginsburg serves as an officer and director, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of such shares. Also includes 10,920 shares of Common Stock owned by Mr. Ginsburg's wife, with respect to which he disclaims beneficial ownership.

 (3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.

 (4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.

 (5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.

 (6) Includes 2,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.

 (7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power, and 200 shares as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 2,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.

 (8) Includes 2,000 shares of Common Stock which Mr. Safer has the right to acquire pursuant to presently exercisable stock options.

 (9) Includes 32,500 shares of Common Stock which Mr. Christon has the right to acquire pursuant to presently exercisable stock options, 600 shares held by him in an individual retirement account and 375 shares allocated to his account under the ESOP.

(10) See footnotes (1) and (7) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Bonnie Sue Levy of Common Stock of the Company.

(11) Reference is made to footnotes (2) through (10) above. Includes an aggregate of 171,545 shares of Common Stock which executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 33,528 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

  Anthony Christon inadvertently failed to timely report one transaction involving the purchase of 600 shares of Common Stock on his Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 for the fiscal year ended June 30, 1997.

STOCKHOLDERS AGREEMENT.

  Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to an amended and restated stockholders agreement dated as of July 30, 1996 ("Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of ten years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 23, 1997, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,027,039 shares of Common Stock (38.2%).

                         ITEM 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION.

  A Board of Directors consisting of seven directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

  Certain information with respect to each director is set forth below:

                                 DIRECTOR
            NAME             AGE  SINCE            PRINCIPAL OCCUPATION
            ----             --- --------          --------------------
Abe Ginsburg................  80   1968   Chairman of the Executive Committee of
                                           the Company
Allan Ginsburg..............  55   1968   Chairman of the Board of the Company
Robert Chestnov.............  49   1981   President and Chief Executive Officer
                                           of the Company
Howard Ginsburg.............  55   1981   Vice Chairman of the Board of the
                                           Company; President of the Company's
                                           Shane Handbag Division
Martin Brody................  76   1980   Private Investor
Richard Chestnov............  52   1988   Private Investor
Albert Safer................  49   1997   President of Safer Textile Processing
                                           and Kuttner Prints, textile mills

INFORMATION CONCERNING THE BOARD OF DIRECTORS.

  The business experience during the last five years of the directors of the Company is as follows:

  Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

  Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

  Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

  Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

  Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Smith Barney mutual funds and preferred income funds.

  Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

  Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

MEETINGS AND COMMITTEES.

  During the Company's fiscal year ended June 30, 1997 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during such fiscal year. Each director who is not an employee of the Company (a "non-employee director") receives an annual fee of $12,000 for serving as a director. In addition, each non-employee director in office immediately after each annual meeting of stockholders at which directors are elected, and each non-employee director on the date such person is first elected a director, automatically is granted an option to purchase 2,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan. During the fiscal year ended June 30, 1997, Messrs. Brody and Richard Chestnov were each granted options to purchase 2,000 shares of Common Stock at a per share exercise price of $5.125.

  The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Executive Committee and Stock Option Committee to the extent set forth below under the caption "Executive Committee and Stock Option Committee Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Abe Ginsburg, Richard Chestnov and Albert Safer, acted once by unanimous written consent during the fiscal year ended June 30, 1997. The Company's Audit Comittee, which met once during the fiscal year ended June 30, 1997, presently consists of Messrs. Martin Brody, Richard Chestnov and Albert Safer. The Audit Committee recommends the appointment of independent auditors to audit the Company's consolidated financial statements and to perform professional services related to the audit, reviews with the independent auditors the scope and results of their audit, reviews and recommends the performance by the independent auditors of professional services in addition to those which are audit-related and considers the possible effect the performance of such services would have on the independence of the auditors, reviews with the independent auditors the Company's system of internal controls, and reviews with management and the independent auditors the annual certified financial statements.

EXECUTIVE OFFICERS.

  The executive officers of the Company are set forth in the table below. All executive officers are elected at the annual meeting or at interim meetings of the Board of Directors. No arrangement or understanding exists between any executive officer and any other person pursuant to which he or she was elected as an executive officer.

         NAME          AGE              POSITION AND PERIOD SERVED
         ----          ---              --------------------------
Abe Ginsburg..........  80 Chairman of the Executive Committee since November
                            29, 1988
Allan Ginsburg........  55 Chairman of the Board since November 29, 1988
Robert Chestnov.......  49 President and Chief Executive Officer since November
                            29, 1988
Howard Ginsburg.......  55 Vice Chairman of the Board since November 29, 1988 and President of the Company's Shane Handbag
                            Division for more than the past five years
Bonnie Sue Levy.......  52 Vice President for more than the past five years;
                            President of the Company's Aetna Kiddie Bag
                            Division since April 1995 (Co- President from May
                            1994 to April 1995 and President for more than five
                            years prior to May 1994)
Anthony Christon......  52 Chief Financial Officer since August 22, 1995
                            (employed by the Company since May 1, 1995; for
                            more than five years prior to 1995, Vice President
                            and Controller of Calvin Klein Sport, Inc., an
                            apparel manufacturer)

FAMILY RELATIONSHIPS.

  Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is the brother of Bonnie Sue Levy, Vice President of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

  The following table sets forth certain summary information concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers:

                                                 LONG TERM COMPENSATION
                                                 ----------------------
                                   ANNUAL
                                COMPENSATION             AWARDS
                              ------------------ ----------------------  ALL OTHER   ---
NAME AND                       SALARY     BONUS  SECURITIES UNDERLYING  COMPENSATION
PRINCIPAL POSITION       YEAR   ($)        ($)         OPTIONS(#)          ($)(1)
------------------       ---- --------   ------- ---------------------- ------------
Robert Chestnov,........ 1997 $306,950   $80,000         25,000           $14,918
 President and Chief     1996  285,900    75,000                           15,052
 Executive Officer       1995  285,900                                     13,337
Allan Ginsburg, ........ 1997 $306,950   $80,000         25,000           $14,767
 Chairman of the Board   1996  285,900    75,000                            8,627
                         1995  285,900                                     19,946
Howard Ginsburg,........ 1997 $306,950   $80,000         25,000           $22,846
 Vice Chairman of the    1996  285,900    75,000                           18,011
  Board                  1995  285,900                                     22,356
Anthony Christon,....... 1997 $200,680   $30,000          7,500           $ 7,741
 Chief Financial Officer 1996  178,405    50,000                            3,514
                         1995   25,080(2)                25,000
Bonnie Sue Levy,........ 1997 $182,205   $10,000          7,500           $16,671
 Vice President          1996  179,405     7,500                           11,594
                         1995  192,010                                     13,190

--------
(1) Amounts in this column for the fiscal year ended June 30, 1997 include (i) premiums paid during fiscal 1997 by the Company for term life insurance for the benefit of certain of the named executive officers (Robert Chestnov-- $3,445, Allan Ginsburg--$3,445, Howard Ginsburg--$3,445, Anthony Christon-- $1,406 and Bonnie Sue Levy--$1,765), (ii) reimbursement during fiscal 1997 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program for executive officers and certain other employees of the Company (Robert Chestnov--$9,804, Allan Ginsburg--$9,653, Howard Ginsburg--$17,732, Anthony Christon --$4,671 and Bonnie Sue Levy-- $13,237) and (iii) the value, as at June 30, 1997, of shares of Common Stock allocated to accounts of the named executive officers under the ESOP during fiscal 1997 (Robert Chestnov--$1,669, Allan Ginsburg--$1,669, Howard Ginsburg--$1,669, Anthony Christon--$1,664 and Bonnie Sue Levy--$1,669).

(2) Includes amounts from May 1, 1995, when Mr. Christon's employment with the Company commenced.

STOCK OPTIONS.

  OPTION GRANTS IN THE LAST FISCAL YEAR. The following table sets forth certain information concerning the grant of stock options to the executive officers named in the Summary Compensation Table during the Company's fiscal year ended June 30, 1997.

                            INDIVIDUAL GRANTS
                         ------------------------
                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                         NUMBER OF   PERCENT OF                          ANNUAL RATES OF STOCK
                         SECURITIES TOTAL OPTIONS                          PRICE APPRECIATION
                         UNDERLYING  GRANTED TO                             FOR OPTION TERM
                          OPTIONS   EMPLOYEES IN   EXERCISE   EXPIRATION ----------------------
NAME                     GRANTED(#)  FISCAL YEAR  PRICE($/SH)    DATE      5%($)      10%($)
----                     ---------- ------------- ----------- ---------- ---------- ----------- ---
Robert Chestnov.........   25,000       17.5%       $4.0625    6/30/06   $   63,872 $   161,864
Allan Ginsburg..........   25,000       17.5%      $4.46875    6/30/01   $   17,904 $    51,849
Howard Ginsburg.........   25,000       17.5%      $4.46875    6/30/01   $   17,904 $    51,849
Anthony Christon........    7,500        5.2%       $4.0625    6/30/06   $   19,162 $    48,671
Bonnie Sue Levy.........    7,500        5.2%      $4.46875    6/30/01   $    5,371 $    15,555

  FISCAL YEAR END OPTION VALUES. The following table sets forth certain information concerning the number and value at June 30, 1997 of shares of Common Stock subject to unexercised options held by the executive officers named in the Summary Compensation Table. No stock options were exercised by such executive officers during the Company's fiscal year ended June 30, 1997.

                                                                   VALUE OF
                                         NUMBER OF SECURITIES     UNEXERCISED
                                              UNDERLYING         IN-THE-MONEY
                                          UNEXERCISED OPTIONS  OPTIONS AT FISCAL
                                         AT FISCAL YEAR END(#)    YEAR END($)
                                         --------------------- -----------------
                                             EXERCISABLE/        EXERCISABLE/
      NAME                                   UNEXERCISABLE     UNEXERCISABLE(1)
      ----                               --------------------- -----------------
      Robert Chestnov...................       41,161/--          $ 9,375/--
      Allan Ginsburg....................       39,692/--               --/--
      Howard Ginsburg...................       39,692/--               --/--
      Anthony Christon..................       32,500/--          $10,625/--
      Bonnie Sue Levy...................       12,500/--               --/--

--------
(1) Based on the closing price on the American Stock Exchange on June 30, 1997 of the shares of Common Stock subject to the stock options.

PENSION PLAN.

  The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 1997 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $160,000).

                                                ASSUMED YEARS OF SERVICE
                                         ---------------------------------------
 ASSUMED ANNUAL
 AVERAGE COMPENSATION                      15      20      25      30      35
 --------------------                    ------- ------- ------- ------- -------
  $100,000.............................. $14,250 $19,000 $23,750 $28,500 $33,250
  $125,000..............................  18,000  24,000  30,000  36,000  42,000
  $150,000 .............................  21,750  29,000  36,250  43,500  50,750
  $160,000 and greater..................  23,250  31,000  38,750  46,500  54,250

  Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2 as reported for the preceding year) plus salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the individuals named in the table under the caption "EXECUTIVE COMPENSATION-- Summary Compensation Table," would be the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 1997, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 36; Robert Chestnov, 27; Howard Ginsburg, 36; Anthony Christon 2; and Bonnie Sue Levy, 22.

EXECUTIVE COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

  The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Stock Option Committee is responsible for the grant of options to purchase shares of Common Stock under the Company's 1990 Stock Option Plan and for the administration of all stock option plans of the Company.

  The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

  The Executive Committee and the Stock Option Committee each consider a number of factors in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has fostered the objective of equity and fairness by setting equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions by the Executive Committee and the Stock Option Committee are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

  The salary of Robert Chestnov, the Company's Chief Executive Officer, for the fiscal year ended June 30, 1997 was $306,950. Mr. Chestnov also received a bonus of $80,000. In determining to increase Mr. Chestnov's salary for fiscal 1997, the Executive Committee noted the substantially improved operating results for fiscal 1996, including net earnings of $685,000 ($.25 per share), compared with the prior year, the successful completion during fiscal 1996 of the Company's restructuring program, and that the Executive Committee had not increased

Mr. Chestnov's salary during fiscal 1995 or fiscal 1996. In granting Mr. Chestnov a bonus for fiscal 1997, the Executive Committee primarily considered the increases in net sales and in net earnings of the Company in fiscal 1997 compared to fiscal 1996. Based upon the Company's improved operating performance in fiscal 1996, and to provide Mr. Chestnov with incentive compensation linked to stockholders' interests, during the fiscal year ended June 30, 1997, the Stock Option Committee granted Mr. Chestnov an option to purchase 25,000 shares of Common Stock at an exercise price per share of $4.0625, the fair market value per share on the date of grant.

THE EXECUTIVE COMMITTEE

                                              THE STOCK OPTION COMMITTEE

Abe Ginsburg, Chairman                        Abe Ginsburg
Allan Ginsburg                                Richard Chestnov
Robert Chestnov                               Albert Safer
Howard Ginsburg

CERTAIN TRANSACTIONS.

  During the fiscal year ended June 30, 1997, the Company purchased fabric in the ordinary course of business from Rainbow Mills Dyeing and Finishing, Inc., a corporation in which Albert Safer, a director of the Company, holds an indirect, majority equity interest, at an aggregate purchase price of $594,748.82. In addition, during such fiscal year the Company purchased fabric in the ordinary course of business from F&M Fabrics, Inc., in which Mr. Safer's wife holds an indirect 50% equity interest, at an aggregate purchase price of $1,152,651.03.

PERFORMANCE GRAPH.

  The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 1997 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Sirco International Corp., Swank, Inc. and Fuqua Enterprises, Inc. (formerly known as Vista Resources, Inc.), which either compete with the Company in one of its product categories or are engaged in related industries. The comparison assumes an investment of $100 on July 1, 1992 in the Company and in each of the comparison groups and that all dividends were reinvested.

                    COMPARISON OF CUMULATIVE TOTAL RETURN

-------------------------------------------FISCAL YEAR ENDING------------------------------------------
COMPANY                                     1992    1993     1994     1995     1996     1997
JACLYN INC                                   100    149.70   171.63    77.24    60.38    63.93
PEER GROUP                                   100    134.06   131.66   127.24   167.26   139.44
BROAD MARKET                                 100    109.33   105.54   126.99   145.40   154.64



                         ITEM 2: SELECTION OF AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 1998. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

  The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action.

  The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted FOR the appointment of Deloitte & Touche LLP.

                               OTHER INFORMATION

PROPOSALS FOR 1998 ANNUAL MEETING.

  Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than July 4, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company.

GENERAL.

  The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone, telecopier or telegraph, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

  The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their judgment on such matters.

                                     By Order of the Board of Directors.

                                            Jaclyn Hartstein
                                                Secretary

October 31, 1997

JACLYN, INC.                                                               PROXY
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder hereby appoints DAVID HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of JACLYN, INC. (the "Company") to be held at the Company's executive offices, 635 59th Street, West New York, New Jersey 07093, on December 3, 1997 at 9:30 a.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, and the undersigned authorizes and instructs said proxies to vote as follows:

ITEM 1 -- Election of the following nominees as directors:

          Abe Ginsburg, Allan Ginsburg, Robert Chestnov, Howard Ginsburg, Martin Brody, Richard Chestnov and Albert Safer.
          (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

                        FOR   [_]       WITHHOLD    [_]

                                  (Continued and to be signed on the other side)

ITEM 2 -- Ratification of Deloitte & Touche LLP as independent auditors.

                        FOR   [_]       AGAINST   [_]       ABSTAIN    [_]


ITEM 3 -- In their discretion, upon any other matters as may properly come before the meeting.


                                        Date
                                             -----------------------------------
                                        Signature
                                                  ------------------------------
                                        Signature
                                                  ------------------------------

                                        Please mark, date and sign as your name
                                        appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEMS 1 AND 2.